SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 15, 2006

BANK OF THE JAMES FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	000-50548	20-0500300
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

828 Main Street, Lynchburg, VA	24504
(Address of principal executive offices)	(Zip Code)

(434) 846-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On August 15, 2006, the Board of Directors of Bank of the James Financial Group, Inc. (“Financial”) adopted multiple amendments to Financial’s Bylaws. These amendments were effective upon adoption. Financial’s amended Bylaws are filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by this reference. The provisions adopted or changed are as follows:

•	Changing the default date for the annual meeting of shareholders from the third Thursday of each May to the third Tuesday of each May to conform with Financial’s current practice. (See Article II, Section 3 of Exhibit 3.1).

•	Including the Chief Executive Officer among the officers who can call a special meeting of shareholders. (See Article II, Section 4 of Exhibit 3.1).

•	Clarifying that Financial can provide notice of a shareholder meeting by any means provided by law. (See Article II, Section 5 of Exhibit 3.1).

•	Including a new provision to provide that no person may be nominated or elected as a director if on the date of election, such person has reached age 70. (See Article III, Section 2 of Exhibit 3.1).

•	Including the Chief Executive Officer among the officers that can call a special meeting of directors. (See Article III, Section 4 of Exhibit 3.1).

•	Changing the name of the office of “Vice Chairman and Chief Executive Officer” to “Chief Executive Officer.” (See Article IV, Section 1 of Exhibit 3.1).

•	Conforming the Bylaws to reflect the change of the name of the office of “Vice Chairman and Chief Executive Officer” to “Chief Executive Officer.” (See Article II, Section 4; Article III, Section 4; Article IV, Sections 4 and 5 of Exhibit 3.1).

•	Clarifying that the internal auditor can be removed only by the audit committee (or committee performing similar functions) of the board of directors. (See Article IV, Section 12 of Exhibit 3.1).

The full text of the Bylaws, as amended to date, is attached as Exhibit 3.1 to this report.

Item 9.01 - Financial Statements and Exhibits.

(a) Financial statements of businesses acquired – not applicable

(b) Pro forma financial information – not applicable

(c) Exhibits

Exhibit No.	Exhibit Description
3.1	Bylaws of Bank of the James Financial Group, Inc. as amended and effective on August 15, 2006

SIGNATURE

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 18, 2006	BANK OF THE JAMES FINANCIAL GROUP, INC.

	By	/s/ J. Todd Scruggs

J. Todd Scruggs
Secretary-Treasurer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
3.1	Bylaws of Bank of the James Financial Group, Inc. as amended and effective on August 15, 2006